Exhibit 99.1

Kenexa Announces Financial Results for Second-Quarter 2006

•           Total revenue of $24.7 million increases 54% on a year-over-year basis

•           Non-GAAP income from operations of $4.8 million increased 85% on a year-over-year basis

•           GAAP income from operations of $3.8 million increased 56% on a year-over-year basis

WAYNE, PA — August 1, 2006 — Kenexa (Nasdaq: KNXA), a leading provider of software, services and proprietary content that enable organizations to more effectively recruit and retain employees, today announced its operating results for the second quarter, ended June 30, 2006.

For the second quarter of 2006, Kenexa reported total revenue of $24.7 million, representing an increase of 54% over the $16.0 million recorded for the second quarter of 2005. Subscription revenue increased 64% to $19.9 million and professional services and other revenue increased 23% to $4.8 million, compared to the second quarter of 2005.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We are very pleased with the Company’s performance in the second quarter, which was highlighted by revenue and non-GAAP income from operations that were better than we anticipated. We are proud of the trust our customers have placed with us, and the strength of our business gives us confidence to again raise our top line and non-GAAP income from operations forecast for 2006.”

Karsan added, “Market awareness for talent management solutions continues to grow, and we believe our unique business model and value proposition are driving our market share gains. The combination of strong organic growth and well executed strategic acquisitions has helped Kenexa to grow profitably.”

Kenexa’s income from operations before income tax and interest income or expense, determined in accordance with generally accepted accounting principles (GAAP), was $3.8 million for the three months ended June 30, 2006, compared with $2.5 million for the corresponding period of 2005. GAAP net income available to common shareholders was $3.3 million or $0.16 per diluted share for the second quarter of 2006, compared to a net loss available to common shareholders of $(31.3) million, or a loss of $(5.29) per basic and diluted share for the second quarter of 2005.

For the second quarter of 2006, non-GAAP income from operations before income taxes and interest expense, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions, was $4.8 million. This represents an increase of 85% compared to the second quarter of 2005, and was ahead of previously issued guidance of $4.0 to $4.2 million.

Non-GAAP basic and diluted income (loss) per share, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions was $0.20 and $(5.27) per share for the quarters ended June 30, 2006 and June 30, 2005, respectively. The non-GAAP loss per share in the prior year period was the result of accretion related to redeemable class B and C common shares, which were converted to common shares at the time of the company’s initial public offering. Of note, the company’s non-GAAP tax rate was 22% for the second quarter of 2006, compared to 6% in the prior quarter.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents of $76.9 million at June 30, 2006, compared to $79.5 million at the end of the prior quarter. The decrease was the result of the acquisition of Knowledge Workers, combined with investments in infrastructure, partially offset by positive cash from operations. As of June 30, 2006, deferred revenue was $17.1 million, an increase of 98% on a year-over-year basis.

Don Volk, Chief Financial Officer of Kenexa, stated, “Our continued focus on operational excellence and solid execution on integrating recent acquisitions helped to drive non-GAAP income from operations that was materially better than our previously issued guidance and a record non-GAAP operating margin of just under 20%.”

Business Outlook

Based on information as of August 1, 2006, the Company is issuing guidance for the third quarter and full year 2006 as follows:

Third Quarter 2006: The Company expects revenue to be $25.5 to $26.0 million, subscription revenue to be $20.3 to $20.7 million and pro forma operating income to be $4.9 to $5.2 million. Assuming a non-GAAP tax rate of 22% and 21.2 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $0.21 to $0.22.

Full Year 2006: The Company’s expects revenue to be $100 to $102 million, subscription revenue to be $78 to $80 million and pro forma operating income to be $19.6 to $20.1 million.  Assuming a non-GAAP tax rate of 19% and 20.4 million shares outstanding,  Kenexa expects its non-GAAP diluted earnings per share to be $0.91 to $0.93.

Other Quarter Highlights

-	More than 20 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

-	The average annual revenue from the Company’s top 80 customers was greater than $700,000, an increase from the $600,000 level in the prior quarter and $550,000 in the fourth quarter of 2005.

-

Revenue during the first quarter was diverse across the customer base, with no customers accounting for more than 10% of quarterly revenue and the top 5 customers representing less than 25% of revenue.

Kenexa will host a conference call today, August 1, 2006, at 5:00 pm (EDT) to discuss the Company’s financial results and financial guidance. To access this call, dial 800-289-0494 (domestic) or 913-981-5520 (international). A replay of this conference call will be available through August 8, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2949954. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Kenexa

Kenexa Corporation (www.kenexa.com) provides software, services and proprietary content that enable organizations to more effectively recruit and retain employees. Kenexa solutions include applicant tracking, employment process outsourcing, phone screening, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of Non-GAAP income from operations before income taxes and interest expense which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions and is reconciled to income from operations before income taxes and interest expense which we believe is the most comparable GAAP measure.   The non-GAAP income from operations is disclosed in tabular form to present the data used in the calculation of the per share data. Additionally this release includes Non-GAAP net income (loss) available to common shareholders which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions

and is reconciled to net income (loss) available to common shareholders which we believe is the most comparable GAAP measure.   The Non-GAAP net income (loss) available to common shareholders per share is disclosed in tabular form to present the data used in the calculation of the per share data.  We use these non-GAAP financial measures for internal managerial purposes as a means to evaluate period-to-period comparisons.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations before income taxes and interest expense, calculated in accordance with generally accepted accounting principles.

Contact

MEDIA CONTACT:

Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 542-2000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty Integrated Corporate Relations (617) 217-2084 kdoherty@icrinc.com

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(In thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$76,931	$43,499
Accounts receivable, net of allowance for doubtful accounts of $571 and $447	15,998	10,306
Unbilled receivables	2,128	312
Deferred income taxes	4,645	2,519
Prepaid expenses and other current assets	2,893	2,134
Total current assets	102,595	58,770

Property and equipment, net of accumulated depreciation	5,972	4,737
Software, net of accumulated depreciation	1,886	850
Goodwill	39,124	8,815
Intangible assets, net of accumulated amortization	1,134	125
Deferred financing costs, net of accumulated amortization	106	50
Deferred income taxes, less current portion	6,185	0
Other assets	673	552
Total assets	$157,675	$73,899

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$3,272	$2,306
Notes payable, current	140	95
Commissions payable	847	834
Accrued compensation and benefits	4,029	4,590
Other accrued liabilities	4,964	2,177
Deferred revenue	17,078	12,588
Capital lease obligations	217	219
Total current liabilities	30,547	22,809

Capital lease obligations, less current portion	193	185
Notes payable, noncurrent	179	108
Other noncurrent liabilities	31	55
Total liabilities	30,950	23,157

Shareholders’ equity
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 20,299,836 and 17,459,044 shares issued, respectively	203	174
Additional paid-in capital	165,684	97,140
Deferred Compensation	0	(1,040)
Notes receivable for class A common stock	0	(120)
Accumulated other comprehensive loss	(339)	(30)
Accumulated deficit	(38,823)	(45,382)
Total shareholders’ equity	126,725	50,742

Total liabilities and shareholders’ equity	$157,675	$73,899

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue:
Subscription revenue	$19,947	$12,122	$37,540	$22,993
Other revenue	4,760	3,883	10,182	7,344

Total revenue	24,707	16,005	47,722	30,337

Cost of revenue (exclusive of depreciation, shown separately below)	6,672	4,597	13,026	8,657

Gross profit	18,035	11,408	34,696	21,680

Operating expenses:
Sales and marketing	5,717	3,927	11,445	7,530
General and administrative	5,914	3,563	11,201	6,876
Research and development	1,815	957	3,351	2,077
Depreciation and amortization	768	505	1,490	1,057

Total operating expenses	14,214	8,952	27,487	17,540

Income from operations before income taxes and interest expense	3,821	2,456	7,209	4,140

Interest (income) expense	(682)	(15)	(802)	(3)

Interest (income) expense on mandatory redeemable shares	0	(5,138)	0	3,396

Income (loss) from operations before income tax	4,503	7,609	8,011	747

Income tax expense (benefit) on operations	1,223	219	1,452	259

Net income (loss)	3,280	7,390	6,559	488

Accretion of redeemable class B and C common shares	0	38,692	0	41,488

Net Income (loss) available to common shareholders	$3,280	$(31,302)	$6,559	$(41,000)

Basic net income (loss) per weighted average common share outstanding:	$0.16	$(5.29)	$0.34	$(7.38)

Weighted average number of common shares outstanding used in calculation of basic net income (loss) per share	20,250,790	5,912,928	19,239,983	5,554,433

Diluted net income (loss) per weighted average common share outstanding:	$0.16	$(5.29)	$0.33	$(7.38)

Weighted average number of common shares outstanding used in calculation of diluted net income (loss) per share	21,056,536	5,912,928	19,972,040	5,554,433

KENEXA CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share amounts)

Non-GAAP income from operations and net income (loss) available to common shareholders excludes stock-based compensation and amortization of intangibles:

	Quarter Ended
	June 30,
	2006	2005
Non-GAAP income from operations calculation:

Income from operations before income taxes and interest expense	$3,821	$2,456

Stock-based compensation expense	772	153

Amortization of intangibles associated with acquisitions	152	—

Non-GAAP income from operations before income taxes and interest expense	$4,745	$2,609

Weighted average number of common shares outstanding used in calculation of basic net loss per share	20,250,790	5,912,928

Dilutive effect of options and warrants	805,746	—

Shares used in share calculation of pro forma earnings (loss) per diluted share	21,056,536	5,912,928

Net Income (loss) available to common shareholders	$3,280	$(31,302)
Stock-based compensation expense	772	153
Amortization of intangibles associated with acquisitions	152	—
Non-GAAP net Income (loss) available to common shareholders	$4,204	$(31,149)

Non-GAAP net Income (loss) per diluted share	$0.20	$(5.27)

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:

Gross profit	$18,035	$11,408
Add: stock-based compensation expense	124	—
Non-GAAP Gross profit	$18,159	$11,408

Non-GAAP gross margin	73%	71%

Sales and marketing	$5,717	$3,927
Less: stock-based compensation expense	(140)	—
Non-GAAP sales and marketing	$5,577	$3,927

General and administrative	$5,914	$3,563
Less: stock-based compensation expense	(472)	(153)
Non-GAAP general and administrative	$5,442	$3,410

Research and development	$1,815	$957
Less: stock-based compensation expense	(36)	—
Non-GAAP research and development	$1,779	$957

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months
	Ended June 30,
	2006	2005
OPERATING ACTIVITIES:
Net Income	$6,559	$488
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash compensation	1,341	317
Excess tax benefits from share-based payment arrangements	(767)	—
Depreciation and amortization	1,489	1,057
Amortization of deferred financing costs	66	45
Bad debt expense	(62)	111
Accrued Interest on mandatory redeemable preferred stock	—	3,396
Changes in assets and liabilities which provided (used) cash:
Accounts and unbilled receivables	(5,227)	(3,278)
Deferred taxes	(1,388)	(363)
Prepaid expenses and other current assets	(277)	(550)
Other assets	87	55
Accounts payable	278	(431)
Accrued compensation and other accrued liabilities	1,060	(43)
Commissions payable	13	172
Deferred revenue	(823)	2,006
Other liabilities	(23)	(24)
Net cash provided by operations	2,326	2,958

INVESTING ACTIVITIES:
Property and equipment acquired-net of retirements	(2,085)	(1,394)
Acquisition, net of cash acquired	(34,629)	—
Net cash used in investing activities	(36,714)	(1,394)

FINANCING ACTIVITIES:
Repayments of notes payable	(139)	—
Repurchases of common shares	—	(515)
Collections of notes receivable	120	65
Excess tax benefits from share-based payment arrangements	767	—
Net Proceeds from initial public offering of common stock	—	54,364
Redemption of series A and B preferred stock	—	(40,000)
Net Proceeds from follow-on offering of common stock	66,514	—
Net Proceeds from Option Exercises	1,208	—
Deferred financing costs	(123)	(16)
Payments on capital lease obligations	(225)	(126)
Net cash provided by financing activities	68,122	13,772

Effect of exchange rate changes on cash and cash equivalents	(302)	(56)

NET INCREASE IN CASH	33,432	15,280
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	43,499	9,494
CASH AND CASH EQUIVALENTS, END OF PERIOD	$76,931	$24,774

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE QUARTER FOR:

Interest expense	$387	$104
Income taxes	$975	$344

Non-cash investing and financing activities

Capital lease obligations	$114	$43
Notes receivable applied to accrured bonus	$—	$150
Accretion of class B common stock and class C common stock to redemption value	$—	$41,488
Redemption and conversion of class B and C common stock to class A common stock	$—	$51,351